EXPLANATORY NOTE

This Amendment No. 2 (Amendment No. 2) to the Offering Statement on Form 1-A (File No. 024-11754) of Cityfunds I, LLC (Offering Statement) is being filed solely for the purpose of filing certain exhibits as indicated in Part III of this Amendment No. 2. This Amendment No. 2 does not modify any provision of the offering circular that forms a part of the Offering Statement. Accordingly, the offering circular has been omitted.

PART III – EXHIBITS

EXHIBIT INDEX

No.	Exhibit Description

2.1	Certificate of Formation of Cityfunds I, LLC*

2.2	Amended and Restated Operating Agreement of Cityfunds I, LLC***

3.1	Form of Series Operating Agreement*

4.1	Form of Subscription Agreement**

6.1	Form of Homeshare Option Agreement**

6.2	Form of Homeshare Covenant Agreement**

6.3	Form of Homeshare Memorandum of Covenants and Restrictions**

6.4	Form of Homeshares Mortgage and Security Agreement**

6.5	Form of Property Management Agreement**

6.6	Nada App License Agreement**

6.7	PPEX ATS Company Agreement by and among North Capital Private Securities Corporation, Cityfunds I, LLC and each of the series set forth therein**

6.8	Software and Services License Agreement with North Capital Investment Technology, Inc.**

6.9	Broker Dealer Agreement with Dalmore Group, LLC**

11.1	Consent of Artesian CPA, LLC**

11.2	Consent of Bevilacqua PLLC (included in Exhibit 12.1)**

12.1	Opinion of Bevilacqua PLLC**

13.1	Testing the Waters Materials***

* Filed with the Securities and Exchange Commission on December 16, 2021, as the indicated exhibit to the Form 1-A offering statement of CityFunds I, LLC.

** Filed with the Securities and Exchange Commission on September 29, 2022, as the indicated exhibit to the Form 1-A/A offering statement of CityFunds I, LLC.

***Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A amendment and has duly caused this offering statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 30, 2022.

CITYFUNDS I, LLC

By:	Cityfunds Manager, LLC, its manager

By:	Nada Asset Management LLC, its managing member

By:	/s/ John Green
Name:	John Green
Title:	Manager

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John Green	Principal Executive Officer of Cityfunds I, LLC	August 30, 2022
John Green

/s/ Mauricio Delgado	Principal Financial Officer of Cityfunds I, LLC	August 30, 2022
Mauricio Delgado